                                                                  Exhibit 10.2.4

RYKOFF-SEXTON, INC.
LONG-TERM PERFORMANCE COMPENSATION PROGRAM
FORM OF PERFORMANCE SHARE PLAN AGREEMENT


1.0 DECLARATIONS                    This Agreement, dated September 15, 1995, is
                              made by and between Rykoff-Sexton, Inc., hereinafter referred to as the "Company", and _________________, an individual hereinafter referred to as "Participant":

                              WHEREAS, the Company wishes to provide to the Participant a competitive long-term compensation program that rewards Participant for improvements in the Company's financial performance relative to its ranking in its competitor peer group under its 1988 Stock Option and Compensation Plan, hereinafter referred to as the "Plan"; and

                              WHEREAS, the Management Development -Compensation and Stock Option Committee of the Company's Board of Directors, hereinafter referred to as the "Committee", appointed to administer said Plan, has determined that it would be to the advantage and best interest of the Company and its shareholders to grant the Performance Shares to the Participant as an inducement to remain in the service of the Company and as an incentive for increased efforts during such service, and has advised the Company thereof and instructed the undersigned officers to issue an Award;

                              NOW, THEREFORE, the Company does hereby grant up to 50,000 performance shares to the participant on the terms and conditions stated herein;

2.0 DEFINITIONS               Whenever the following terms are used herein, they
                              shall have the meaning specified below unless the
                              context clearly indicates to the contrary. The
                              masculine pronoun shall include the feminine and
                              neuter, and the singular the
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                              plural, except where the context explicitly
                              indicates otherwise.

                         2.1  Award
                              -----

                              "Award" shall refer to payment in Company common stock or cash, at the election of the Committee, under this Plan.

                         2.2  Board of Directors
                              ------------------

                              "Board of Directors" or "Board" means the Board of Directors of Rykoff-Sexton, Inc..

                         2.3  Committee
                              ---------

                              "Committee" means the Management Development - Compensation and Stock Option Committee of the Board of Directors.

                         2.4  Company
                              -------

                              "Company" means Rykoff-Sexton, Inc. and its subsidiaries.

                         2.5  Executive Management Committee
                              ------------------------------

                              "Executive Management Committee" shall mean that group consisting of the President and Chief Executive Officer; Senior Vice President, Corporate Planning; Senior Vice President, Finance, and Chief Financial Officer; Senior Vice President and Chief Information Officer; Senior Vice President, Human Resources, and General Counsel; President, Distribution Division; and President, Manufacturing Division.

                         2.6  Maximum Ranking
                              ---------------

                              "Maximum Ranking" shall mean being ranked, pursuant to Section 4.2 herein, with the least number of points.

                         2.7  Minimum Ranking
                              ---------------

                                       2
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                              "Minimum Ranking" shall mean being ranked,
                              pursuant to Section 4.2 herein, in fourth place.


                         2.8  Net Income
                              ----------

                              "Net Income" shall mean the income or loss of the respective company from continuing operations before extraordinary items.

                         2.9  Participant
                              -----------

                              "Participant" means any Executive Management
                              Committee member of the Company approved for participation by the Committee.

                         2.10  Peer Group
                               ----------

                              "Peer Group" means a group of competitor companies conducting their primary business in the same lines of business as the Company. For purposes of this agreement, the initial Peer Group under the Plan shall include: JP Food Service, McCormick & Company, Nash Finch, Performance Food Group, Richfood Holdings, Smart & Final and SYSCO. If as a result of merger or otherwise, including a merger through a pooling of interests, any of these companies ceases to exist as a publicly-held company or if its primary business changes, that company will be excluded from the peer group calculation for the Performance Cycle in which such event occurs. If companies are removed from the list of Peer Group companies as provided above, they may be replaced, at the discretion of the Committee, with other companies that were not included in the Peer Group listed above, provided such replacement companies conduct their primary business in the same lines of business as the Company.

                         2. 11  Performance Cycle
                                -----------------

                              "Performance Cycle" means the three-year period commencing on April 30, 1995 and concluding on May 2, 1998. No new Performance Cycle shall begin before the completion of the previous Performance Cycle.

                                       3
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                         2.12 Performance Share
                              -----------------

                              "Performance Share" means an Award under the Plan as defined in Section 9 of the 1988 Stock Option and Compensation Plan.

                         2.13 Plan
                              ----

                              "Plan" shall mean the 1988 Stock Option and Compensation Plan.

                         2.14 Revenue Growth Percentage
                              -------------------------

                              "Revenue Growth Percentage" shall mean the percentage increase in Total Revenues each year in the Performance Cycle.

                         2.15 Return on Average Capital
                              -------------------------

                              "Return on Average Capital" (ROAC) is defined as Net Income for each year in the Performance Cycle divided by the annual average of the total long-term debt, including current portion, long-term leases and other long-term financing obligations and shareholders equity for each year in the Performance Cycle.

                         2.16 Target Ranking
                              --------------

                              "Target Ranking" shall mean being ranked pursuant to Section 4.2 herein, in third place.


                         2.17 Total Revenue
                              -------------

                              "Total Revenues" shall mean the net sales of the respective company before reduction for cost-of-sales.

3.0 PERFORMANCE SHARE GRANTS

                              The Participant is hereby granted up to 50,000 Performance Shares in an amount to be determined based upon the Company's relative ranking compared to the results of the Peer

                                       4
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                              Group. No Award shall be made for performance
                              below Minimum Ranking.

4.0 PERFORMANCE          4.1  Performance Criteria
                              --------------------

                              The criteria for Company performance shall be relative cumulative ranking of Revenue Growth Percentage and ROAC for each fiscal year in the Performance Cycle.

                         4.2  Ranking of Company Performance
                              ------------------------------

                              The Revenue Growth Percentage and ROAC shall be calculated for each of the three fiscal years for all companies in the Peer Group and the Company. The companies will then be ranked by performance according to Revenue Growth Percentage and ROAC in each fiscal year.

                              One point shall be assigned to each position determined by the relative ranking for the Company and each Peer Group company for each performance criteria for each fiscal year. Therefore, the first place ranking in a performance criteria would receive the least points and the last place would receive the most points. The points assigned to each company would then be totaled to determine the total scores during the Performance Cycle. Exhibit A details the steps in calculating the Awards.

5.0 GRANT OF SHARES      5.1  Grant of Performance Shares
                              ---------------------------

                              Performance Shares shall be granted to the President and Chief Executive Officer and to the remaining Participants in accordance with the following:

                                Award Grant to:

Award Level     President and CEO  Other Participants   Total
- --------------  -----------------  ------------------  -------
  Minimum            25,000              12,500        100,000
  Target             50,000              25,000        200,000
  Maximum           100,000              50,000        400,000

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6.0 OTHER PROVISIONS    6. 1  Performance Shares Not Transferable
                              -----------------------------------

                              Neither the Performance Shares nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Participant or his successors in interest nor shall be subject to disposition by transfer, alienation anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy attachment, garnishment or any legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this section
                              6.1 shall not prevent transfers by will or by the applicable laws of descent and distribution.

                         6.2  Notices
                              -------

                              Any notice to be given under the terms of this Agreement to the Company shall be addressed as follows:

                              Office of the Senior Vice-President-Human
                              Resources
                              Rykoff-Sexton, Inc.
                              1050 Warrenville Road
                              Lisle, Illinois 60532
                              Attention: Mr. Robert J. Harter, Jr.

                              Any notice to be given to the Participant shall be addressed to him at the address given beneath his signature hereto. By a notice given pursuant to this Section 5.2, either party may hereafter designate a different address for notices to be given to him. Any notice which is required to be given to the Participant's personal representative if such representative has previously informed the Company of his status and address by written notice under this Section 6.2 shall be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

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                         6.3  Paragraph Titles
                              ----------------

                              Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

                         6.4  Construction
                              ------------

                              This Agreement shall be administered, interpreted and enforced under the laws of the State of Illinois.

                         6.5  Forfeiture of Interest
                              ----------------------

                              Except as provided in Section 11.12 of the Plan, termination of employment for any reason, including death, disability, retirement, voluntary termination of employment by the Participant, and termination by the Company without cause, will result in a forfeiture of Participant's rights under this Agreement.

                         6.6 Neither the Agreement nor any grant made under the Agreement shall create any employment contract or relationship between Rykoff-Sexton and any Participant.

                         6.7 This Agreement has been created pursuant to the provisions of the Rykoff-Sexton, Inc. 1988 Stock Option and Compensation Plan (As Amended September 13, 1991) (the "1988 Plan"). Accordingly the provisions of the 1988 Plan, specifically including (but not limited to) Section 9 entitled "Performance Shares", Section 11.5 entitled "Additionally Condition", Section 11.6 entitled "Adjustment", Section 1.8 entitled "Withholding", and Section 11.12 entitled "Immediate Acceleration of Incentives", are incorporated herein by reference.

          IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

- -------------------
Participant



- -------------------
- -------------------
Address

Participant's Social Security Number:
- -------------------

RYKOFF-SEXTON, INC.

          By ________________________________________
               President and Chief Executive Officer

          By ________________________________________
               Neil I. Sell, Secretary

EXHIBIT A

Steps in calculating the Awards for an Executive Management Committee Member:

Step One Each year calculate the ROAC and Revenue Growth Percentage for Rykoff and each company in the Peer Group. In this example a total of eight companies have been ranked, including the Company.

Step Two Rank each company's results from high to low (1=best performance, 2=next best, etc.) and assign points to each company for its relative ranking.

Step Three               At the end of the Performance Cycle total the points
                         for the results of all companies and rank them by points from fewest to most points.

Step Four                Determine Award to Rykoff Participants according to the
                         following total ranking:

              Ranking     Award for President and CEO
           -------------  ----------------------------
                1/8              100,000 shares
                2/8               75,000 shares
                3/8               50,000 shares
                4/8               25,000 shares
           5/8 and below            no Award

              Ranking     Award for other Participants
           -------------  ----------------------------
                1/8               50,000 shares
                2/8               37,500 shares
                3/8               25,000 shares
                4/8               12,500 shares
           5/8 and below            no Award

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